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                                                                      EXHIBIT 11

                       UNITED STATES CELLULAR CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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                                                                                                      YEAR ENDED
                                                                                                     DECEMBER 31,
                                                                                                         1994
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PRIMARY EARNINGS
  Net Income (Loss) Available to Common............................................................   $    16,393
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PRIMARY SHARES
  Weighted average number of Common and Series A Common
   Shares Outstanding..............................................................................        77,321
  Additional shares assuming issuance of:
    Options and Stock Appreciation Rights..........................................................            66
    Convertible Preferred Shares...................................................................         1,098
    Common Shares Issuable.........................................................................         1,029
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  Primary Shares...................................................................................        79,514
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PRIMARY EARNINGS PER COMMON SHARE
  Net Income (Loss)................................................................................          $.21
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FULLY DILUTED EARNINGS*
  Net Income (Loss) Available to Common............................................................   $    16,393
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FULLY DILUTED SHARES
  Weighted average number of Common and Series A Common
   Shares Outstanding..............................................................................        77,321
  Additional shares assuming issuance of:
    Options and Stock Appreciation Rights..........................................................            81
    Convertible Preferred Shares...................................................................         1,098
    Common Shares Issuable.........................................................................         1,029
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  Fully Diluted Shares.............................................................................        79,529
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FULLY DILUTED EARNINGS PER COMMON SHARE
  Net Income (Loss)................................................................................          $.21
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
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*  This  calculation is  submitted  in accordance  with  Securities Act  of 1934
  Release No. 9083 although not  required by footnote 2  to paragraph 14 of  APB
  Opinion No. 16 because it results in dilution of less than 3%.
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